REPORT OF
INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders of
Good Harbor Tactical
Core US Fund, Good
Harbor Tactical Core
Developed Markets Fund,
Good Harbor Tactical
Equity Income Fund,
Good Harbor Tactical
Core Emerging Markets
Fund, Good Harbor
Tactical Currency Strategy
Fund, and Tactical Core
US II Fund, and
Board of Trustees of
Northern Lights Fund
Trust III

In planning and
performing our audits of
the financial statements of
Good Harbor Tactical
Core U.S. Fund, Good
Harbor Tactical Core
Developed Markets Fund,
Good Harbor Tactical
Equity Income Fund,
Good Harbor Tactical
Core Emerging Markets
Fund, Good Harbor
Tactical Currency Strategy
Fund, and Tactical Core
US II Fund (the "Funds"),
each a series of Northern
Lights Fund Trust III, as
of September 30, 2014
and for the periods then
ended, in accordance with
the standards of the Public
Company Accounting
Oversight Board (United
States), we considered the
Funds' internal control
over financial reporting,
including controls over
safeguarding securities, as
a basis for designing our
auditing procedures for
the purpose of expressing
our opinion on the
financial statements and to
comply with the
requirements of Form N-
SAR, but not for the
purpose of expressing an
opinion on the
effectiveness of the
Funds' internal control
over financial reporting.
Accordingly, we express
no such opinion.

The management of the
Funds is responsible for
establishing and
maintaining effective
internal control over
financial reporting.  In
fulfilling this
responsibility, estimates
and judgments by
management are required
to assess the expected
benefits and related costs
of controls.  A fund's
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles
(GAAP).  A fund's
internal control over
financial reporting
includes those policies and
procedures that (1) pertain
to the maintenance of
records that, in reasonable
detail, accurately and
fairly reflect the
transactions and
dispositions of the assets
of the fund; (2) provide
reasonable assurance that
transactions are recorded
as necessary to permit
preparation of financial
statements in accordance
with GAAP, and that
receipts and expenditures
of the fund are being made
only in accordance with
authorizations of
management and trustees
of the fund; and (3)
provide reasonable
assurance regarding
prevention or timely
detection of unauthorized
acquisition, use or
disposition of a fund's
assets that could have a
material effect on the
financial statements.

Because of its inherent
limitations, internal
control over financial
reporting may not prevent
or detect misstatements.
Also, projections of any
evaluation of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions, or
that the degree of
compliance with the
policies or procedures
may deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or
employees, in the normal
course of performing their
assigned functions, to
prevent or detect
misstatements on a timely
basis.  A material
weakness is a deficiency,
or a combination of
deficiencies, in internal
control over financial
reporting, such that there
is a reasonable possibility
that a material
misstatement of the
Funds' annual or interim
financial statements will
not be prevented or
detected on a timely basis.

Our consideration of the
Funds' internal control
over financial reporting
was for the limited
purpose described in the
first paragraph and would
not necessarily disclose all
deficiencies in internal
control that might be
material weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the Funds'
internal control over
financial reporting and its
operation, including
controls over safeguarding
securities, that we
consider to be a material
weakness as defined
above as of September 30,
2014.

This report is intended
solely for the information
and use of management
and the Board of Trustees
of the Funds and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these specified
parties.


COHEN FUND AUDIT
SERVICES, LTD.
Cleveland, Ohio
December 1, 2014